UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2021

DUDDELL STREET ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	333-249207	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8/F Printing House, 6 Duddell Street Hong Kong	00000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + 852 3468 6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	DSAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	DSACW	Nasdaq Capital Market
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DSACU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2021, Mr. Peter Lee Coker Jr. notified Duddell Street Acquisition Corp. (the “Company”) of his resignation as a director of the Company, effective upon the Company naming his replacement. Mr. Coker served as Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) and as a member of the Audit Committee of the Board. Mr. Coker confirmed that his resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices. Mr. Coker forfeited all of his 300,000 founder shares that our sponsor, Duddell Street Holdings Limited (the “Sponsor”), had previously transferred to him prior to our initial public offering and assigned and transferred such founder shares to the Sponsor for no consideration in connection with his resignation.

On May 24, 2021, Mr. Mark Derrick Collier was appointed as a director of the Company, effective immediately. Mr. Collier replaces Mr. Coker to serve as Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board and as a member of the Audit Committee of the Board. There are no arrangements or understandings between Mr. Collier and any other persons pursuant to which Mr. Collier was selected as a director of the Company, and there is no family relationship between Mr. Collier and any of the Company’s other directors or executive officers. Mr. Collier does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing the resignation of Mr. Coker and the appointment of Mr. Collier as a director of the Company is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021

DUDDELL STREET ACQUISITION CORP.

By:	/s/ Manoj Jain
Manoj Jain
Chief Executive Officer